Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Amendment #1 to the Registration Statement of Litorium Group Corp. on Form S-1 to be filed on or about June 28, 2017 of our report dated March 28, 2017. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-1.

/s/ Jimmy P. Lee CPA PC

Astoria, New York

June 28, 2017